SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 4/30/2006
FILE NUMBER 811-1424
SERIES NO.: 2


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                  278,937
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                   50,775
              Class C                   13,156
              Class R                      507
              Institutional Class        7,315


74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $ 26.31
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $ 24.40
              Class C                  $ 24.39
              Class R                  $ 26.18
              Institutional Class      $ 28.67